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                                                                EXHIBIT 10.66



                              IRON AGE CORPORATION

                            MANAGEMENT INCENTIVE PLAN

                            CLASS A UNIT CERTIFICATE


                                               Effective Date: November 1, 2002


         Subject to all of the terms and conditions contained herein and in the Company's 2002 Management Incentive Plan (the "Plan"), the undersigned Iron Age Corporation, a Delaware corporation (the "Company"), hereby grants to _____________ (the "Unitholder") ____ Class A Units (each a "Unit") pursuant to the Plan. Certain capitalized terms are used herein with the specific meanings set forth in Appendix I hereto. Capitalized terms defined in the Plan and not otherwise defined herein (including in Appendix I hereto) are used herein (including in Appendix I hereto) with the meanings so defined.

1. Payment. Payment in respect of a Unit shall be made in accordance with
Section 1 and shall only be made in the event of a Liquidity Event. Upon the occurrence of a Liquidity Event, each Unit shall equal the right to receive from the Company, upon presentation of this Unit Certificate to the Company within 90 days after such Liquidity Event, a cash payment (each a "Payment") in the following amounts:

         (a) an amount equal to (x) Net Proceeds A multiplied by (y) 0.10%, multiplied by (z) the Vested Percentage for such Unitholder; plus

         (b) an amount equal to (x) Net Proceeds B multiplied by (y) 0.05%, multiplied by (z) the Vested Percentage for such Unitholder.

         In the event that Net Proceeds includes non-cash consideration, the Board may decide, in its sole discretion, to pay a percentage of any Payment due to a Unitholder with such non-cash consideration, such percentage to be equal to the percentage that non-cash consideration represents of the total consideration received by the Fenway Shareholders from such Liquidity Event, provided that the payment of such non-cash consideration to a Unitholder does not violate any applicable laws and regulations, including federal and state securities laws and regulations.

2. Vesting.

         (a) Vesting During Employment. While the Unitholder is employed on a full-time basis by the Company or any of its Subsidiaries, or while the Unitholder who is a director of the Company is a director, the Units granted hereunder shall become Vested only as provided in this Section 2. A portion of the Units shall become Vested on the Initial Vesting Date, the first anniversary of the Initial Vesting Date and the second anniversary of the Initial Vesting Date



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(each such date, a "Vesting Date"), provided that the Unitholder is continuously employed on a full-time basis by the Company or any of its Subsidiaries or continuously remains a director of the Company, as applicable, in each case from the Effective Date hereof through the applicable Vesting Date. The portion of the Units which shall become Vested on each Vesting Date shall equal the product of (i) the aggregate number of Units granted hereunder multiplied by (ii) 0.333. The Vested percentage of a Unitholder's Units on any given date shall hereinafter be referred to as the "Vested Percentage".

         (b) Vesting and Calculation of Net Proceeds After Termination of Employment. In the event a Unitholder is terminated for Cause, such Unitholder's Units shall automatically terminate, whether or not any portion of the Units has Vested.

         In the event a Unitholder who is an employee is terminated without Cause or resigns, (i) the unvested portion of such Unitholder's Units shall automatically terminate as of the date of such Unitholder's termination or resignation (the "Termination Date"), unless otherwise extended in the discretion of the Board, and (ii) with respect to calculating the Payment, if any, due in respect of the Vested portion of such Unitholder's Units, Net Proceeds shall equal (A) the lesser of (1) the EBITDA of the Company for the twelve-month period ending on the Termination Date or (2) the EBITDA of the Company for the twelve-month period ending on the date of such Liquidity Event, divided by (B) the EBITDA of the Company for the twelve-month period ending on the date of such Liquidity Event, multiplied by (C) Net Proceeds as defined in Appendix I.

         Notwithstanding anything to the contrary herein, if a Unitholder who is an employee is terminated without Cause or resigns, and immediately thereafter becomes a member of the Board, the unvested portion of such Unitholder's Units shall not automatically terminate but shall continue to be governed by the terms of this Unit Certificate and the Plan, and such Unitholder shall thereafter be treated as a Board Unitholder (as defined below).

         (c) Vesting and Calculation of Net Proceeds After Cessation of Board Service. In the event that a Unitholder who is a member of the Board (a "Board Unitholder") subsequently ceases to serve on the Board for any reason, whether by reason of resignation, termination or failure to be re-elected by the shareholders of the Company or otherwise, (i) the unvested portion of such Board Unitholder's Units shall automatically terminate as of the date such Board Unitholder ceases to serve on the Board (the "Board Termination Date"), unless otherwise extended in the discretion of the Board, and (ii) with respect to calculating the Payment, if any, due in respect of the Vested portion of such Board Unitholder's Units, Net Proceeds shall be calculated as provided in
Section 2(b) except that the Termination Date as used in Section 2(b) shall be deemed to mean the Board Termination Date for purposes of this Section 2(c).

3. Change of Control. In the event there is a consolidation or merger in which the Company is not the surviving company and which does not constitute a Liquidity Event and the Unitholder is continuously employed on a full-time basis by the Company or any of its Subsidiaries or continuously remains a director of the Company, as applicable, in each case during the period from the Effective Date hereof until the time of such consolidation or merger, the Board shall use reasonable efforts to have the surviving or acquiring corporation or other related entity or affiliate thereof, subject to consummation of such consolidation or merger, assume all


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obligations under the Plan or, in the discretion of the Board, provide replacement benefits, which, in the judgment of the Board are substantially equivalent to the Units awarded under the Plan.

4. Subsequent Shareholders Stock Sale. In the event of a Shareholders Stock Sale in which the Fenway Shareholders sell less than 100% of the common stock, preferred stock and debt of Holdings held by the Fenway Shareholders at the time of such Liquidity Event, notwithstanding anything to the contrary herein, the Units granted hereunder shall continue to be governed by the terms of this Unit Certificate and the Plan (including the terms regarding vesting in Section 2) until such time as the Fenway Shareholders sell the remainder of the common stock, preferred stock and debt of Holdings held by the Fenway Shareholders ("Subsequent Shareholders Stock Sale"). In the event of a Subsequent Shareholders Stock Sale, Payment in respect of each Unit shall be made in accordance with Section 1; provided, however, that (i) Net Proceeds for such Subsequent Shareholders Stock Sale shall be calculated as follows: all proceeds received by the shareholders of Holdings from such Subsequent Shareholders Stock Sale, minus all transaction expenses, fees and costs; and (ii) the amount payable under this Unit Certificate upon such Subsequent Shareholders Stock Sale shall be determined by first adding the Net Proceeds from the initial Shareholders Stock Sale to the Net Proceeds from the Subsequent Shareholders Stock Sale to calculate the Payment as set forth in Section 1 and second subtracting from the Payment the amount of all payments previously distributed under this Unit Certificate.

5. Amendment and Modification. Any amendment or modification of this Unit Certificate shall be effective upon notice given by the Company to the Unitholder, and, by acceptance hereof, the Unitholder hereby consents to all such amendments and modifications; provided, however, that notwithstanding the foregoing, the Company shall not amend or modify this Unit Certificate without the consent of the Unitholder if such change would adversely affect the Unitholder in a manner that is disproportionate to the effect of such amendment or modification on similarly situated persons holding Units under the Plan, and any such amendment or modification shall only be effective upon the consent of such Unitholder.

6. Miscellaneous. Except as specifically otherwise provided in the Plan, the Units may not be assigned or transferred by the Unitholder, in whole or in part, whether by operation of law, upon death or otherwise. This Unit Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                                           IRON AGE CORPORATION


                                           By ________________________________
                                              Name:
                                              Title:


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                     ACCEPTANCE AND AGREEMENT OF UNITHOLDER

         As of the date first above written, the undersigned, as the Unitholder named in the Unit Certificate, hereby accepts all of the terms set forth in the Unit Certificate and agrees that all of such terms shall be binding upon the undersigned and each of the undersigned's heirs, executors, administrators, estate, successors, assigns and legal representatives.




                                        -----------------------------------
                                        [Name of Unitholder]


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                                                                     Appendix I


                                   DEFINITIONS

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to directly or indirectly direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" is defined in the definition of "Liquidity Event" in this Appendix I.

         "Board" means the Board of Directors of the Company.

         "Board Termination Date" is defined in Section 2(c).

         "Board Unitholder" is defined in Section 2(c).

         "Cause" means the following events or conditions, as determined by the Board in its reasonable judgment: (i) the conduct of the Unitholder in the performance of his duties and responsibilities in a manner materially adverse to Holdings, the Company or any of its Subsidiaries or Holdings' shareholders; (ii) an undisclosed material conflict of interest or any other material breach by the Unitholder of any of the provisions of any employment, nondisclosure/noncompete/inventions or other agreement, if any, between the Unitholder and Holdings, the Company or any of its Subsidiaries; (iii) fraud, embezzlement or other material dishonesty with respect to Holdings, the Company or any of its Subsidiaries or Holdings' shareholders; (iv) conviction of, or plea of nolo contendre to, any felony or any other crime involving dishonesty or moral turpitude; or (v) failure to execute a directive of the Unitholder's superior or the Board (if such directive is consistent with the Unitholder's position and not in violation of generally accepted moral, ethical or professional standards); provided, however, that if the Unitholder is party to a written employment agreement with Holdings, the Company or any of its Subsidiaries containing a definition of "cause" for termination of employment, then, with respect to the Unitholder, such alternative definition shall govern for purposes of this Unit Certificate.

         "Company" is defined in the preamble hereto.

         "Company Stock Sale" is defined in the definition of "Liquidity Event" in this Appendix I.

         "EBITDA" means, for any period, (i) the consolidated net income of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles, plus, (ii) to the extent deducted in determining consolidated net income for such period, the aggregate amount of (A) interest expense, (B) income tax expense, (C) depreciation, amortization and other similar non-cash charges and (D) any extraordinary non-cash loss or other




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non-recurring non-cash loss, in each case as determined by the Board in its sole discretion, minus, (iii) to the extent added in determining consolidated net income for such period, any extraordinary non-cash gain or other non-recurring non-cash gain, in each case as determined by the Board in its sole discretion.

         "Fenway Shareholders" means Fenway Partners Capital Fund L.P., Fenway Partners Capital Fund II, L.P., FPIP, LLC, and FPIP Trust, LLC.

         "Holdings" means Iron Age Holding Corporation, a Delaware corporation and the sole shareholder of the Company.

         "Initial Share Value" means, with respect to shares of Series B Preferred Stock, the "Initial Share Value" of such shares as defined in the Certificate of Designation, Preferences and Rights of the Series B Preferred Stock, and with respect to shares of Series C Preferred Stock, the "Initial Share Value" of such shares as defined in the Certificate of Designation, Preferences and Rights of the Series C Preferred Stock.

         "Initial Vesting Date" means the later of (i) February 1, 2003 or (ii) the second anniversary of the date of hire of the Unitholder.

         "Liquidity Event" means a transaction or series of transactions involving (i) a sale of all or substantially all of the assets of the Company (an "Asset Sale"); (ii) a sale of all of the common stock of the Company by Holdings, including by way of merger or in a recapitalization transaction ("Company Stock Sale"); or (iii) a sale of capital stock of Holdings by its shareholders in which the Fenway Shareholders sell more than 50% of the common stock, preferred stock and debt of Holdings held by the Fenway Shareholders as of the Effective Date hereof, including by way of merger or in a recapitalization transaction ("Shareholders Stock Sale"); provided, however, that in the event that the Fenway Shareholders receive voting stock of the surviving or acquiring entity or any of its Subsidiaries or Affiliates (the "Acquiror") in connection with such sale, such sale shall not qualify as a Company Stock Sale or Shareholders Stock Sale for purposes of defining a Liquidity Event unless or until the Fenway Shareholders do not hold a plurality of the voting stock of the Acquiror.

         "Net Proceeds" means (i) in the event of an Asset Sale, all proceeds received by the Company from such Liquidity Event, minus the amount of all debt of Holdings, the Company and its Subsidiaries outstanding as of the date of such Liquidity Event that is not assumed by the acquiring entity in such Liquidity Event, minus the Preferred Stock Initial Share Value, minus all transaction expenses, fees and costs; (ii) in the event of a Company Stock Sale, all proceeds received by Holdings from such Liquidity Event, minus the amount of all debt of Holdings outstanding as of the date of such Liquidity Event, minus the Preferred Stock Initial Share Value, minus all transaction expenses, fees and costs; or (iii) in the event of a Shareholders Stock Sale, all proceeds received by the shareholders of Holdings from such Liquidity Event, minus the Preferred Stock Initial Share Value, minus all transaction expenses, fees and costs; provided, however, that notwithstanding anything to the contrary contained herein, in the event that Holdings issues any shares of its capital stock or other securities ("Additional Securities") after November 1, 2002 to any third party (including without limitation any existing shareholder or its affiliates) in connection with (i) any additional capital contributions to Holdings, or (ii) any



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direct or indirect acquisition by Holdings, the Company or its Subsidiaries of any business enterprise (whether by merger, consolidation, share exchange, sale or acquisition of stock or assets or similar transaction), "Net Proceeds" shall mean "Net Proceeds" as defined in clause (i), (ii) or (iii) above, as applicable, minus the value of all such Additional Securities as of the date of issuance, minus the amount of any accrued and unpaid interest or dividends on such Additional Securities as of the date of the Liquidity Event; provided, further, however, that in the event a Unitholder is terminated without Cause or resigns or a Board Unitholder ceases to serve on the Board, "Net Proceeds" shall be calculated as provided in Section 2(b) or 2(c), as applicable. Any non-cash consideration received by the shareholders from a Liquidity Event shall be valued in good faith by the Board.

         "Net Proceeds A" means the lesser of (i) all Net Proceeds, and (ii) $2,000,000; provided, however, that in no event shall Net Proceeds A be less than $0.

         "Net Proceeds B" means the lesser of (i) all Net Proceeds minus $2,000,000, and (ii) an amount equal to the Preferred Stock Initial Share Value plus the amount of any accrued and unpaid dividends on the Series B Preferred Stock and the Series C Preferred Stock as of the date of the Liquidity Event plus $20,000,000 minus $2,000,000; provided, however, that in no event shall Net Proceeds B be less than $0.

         "Payment" is defined in Section 1.

         "Person" means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or entity, government, or any department or agency thereof, or any other similar entity.

         "Plan" is defined in the preamble hereto.

         "Preferred Stock Initial Share Value" means the aggregate Initial Share Value of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

         "Series B Preferred Stock" means the Series B Preferred Stock of Holdings.

         "Series C Preferred Stock" means the Series C Preferred Stock of Holdings.

         "Shareholders Stock Sale" is defined in the definition of "Liquidity Event" in this Appendix I.

         "Subsequent Shareholders Stock Sale" is defined in Section 4.

         "Subsidiary" means any Person of which the Company at the time (i) shall own, directly or indirectly through a Subsidiary, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (ii) shall control the board of directors of such Person.

         "Termination Date" is defined in Section 2(b).

         "Unit" is defined in the preamble hereto.



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         "Unitholder" is defined in the preamble hereto.

         "Vesting Date" is defined in Section 2(a).

         "Vested Percentage" is defined in Section 2(a).